                                                                    EXHIBIT 10.2

                               FIRST AMENDMENT TO
                    PRICE VESTED STOCK OPTION AWARD AGREEMENT

         THIS FIRST AMENDMENT ("Amendment") to that certain Price Vested Stock Option Award Agreement ("Original Agreement"), dated as of November 2, 1998 (the "Grant Date"), by and between Team, Inc., a Texas corporation (the "Company"), and Philip J. Hawk ( "Option Holder" or "Hawk"), is made effective as of October 1, 2001 (the" Amendment Date"). Hawk and the Company are sometimes collectively referred to herein as the "Parties."

         WHEREAS, the Parties entered into an employment agreement ("Employment Agreement") as of the Grant Date that provides in section 5.c. thereof for the grant of an option (the "PVO Option") to purchase 200,000 shares ("Shares") of the common stock of the Company, $0.30 par value subject among other things to a vesting schedule with respect to the exercise of such PVO Options; and,

         WHEREAS, in accordance with the Employment Agreement, the Parties entered into the Original Agreement that provides among other things that the Option Holder's right to exercise the PVO Option will vest immediately in the event of the occurrence of an "Accelerating Event" as defined in the Original Agreement; and

         WHEREAS, the Parties have simultaneously with the execution of this Amendment also executed the First Amendment to the Employment Agreement that among other things extends the Term of the Employment Agreement as defined in
Section 7 of the Employment Agreement; and,

         WHEREAS, the parties now wish to amend the definition of an "Accelerating Event" as contained in the Original Agreement;

         NOW, THEREFORE, in consideration of the premises and the covenants contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

         1. The second Recital and Section 2 of the Original Agreement are hereby amended to provide that for purposes of accelerating the vesting of the PVO Options, each of the following events shall constitute an Accelerating
Event: (i) Hawk's employment with the Company is terminated pursuant to Sections 8.a or 8.c. of the Employment Agreement, or (ii) a "Change of Control" occurs while Hawk is an employee of the Company in a transaction that is not recommended by the Company's Board of Directors, or (iii) a "Change of Control" occurs while Hawk is an employee of the Company in a transaction that is recommended by the Company's Board of Directors other than in a "Management Buyout Transaction" as defined in Section 2 below.

         2. A "Management Buyout Transaction" shall mean any Change of Control in which the aggregate percentage ownership of the Company's shares of capital stock by Hawk after giving effect to such transaction is higher than the aggregate percentage ownership of the Company's shares by Hawk prior to giving effect to such transaction. Shares underlying options, warrants and convertible securities shall be counted on an as-if-converted, fully-diluted basis in making the foregoing calculations.

         3. Capitalized terms not otherwise defined in this Amendment shall have the meanings given to them in the Original Agreement and in the Employment Agreement.

         4. The Original Agreement, as amended by this Amendment, shall continue in full force and effect in accordance with its terms.

         IN WITNESS WHEREOF, the parties have executed this Agreement to be effective on the date first written above.



                                        TEAM, INC.


                                        By: /s/ JACK M. JOHNSON, JR.
                                           -------------------------------------
                                        Name:   Jack M. Johnson, Jr.
                                        Title:  Director and Chairman of the
                                                Compensation Committee



                                        OPTION HOLDER:


                                        /s/ PHILIP J. HAWK
                                        ----------------------------------------
                                        Philip J. Hawk




                                       2